NEWS RELEASE July 9, 2026 CONTACT: Kent Yee Senior Vice President CFO 713-996-4700 – www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS DXP ENTERPRISES, INC. ANNOUNCES NEW ABL REVOLVER  Increases size of ABL from $185 million to $225 million  Further aligns capital structure with actions to support growth strategy  Maintains liquidity and continues to support acquisition strategy  Positions DXP to optimize cost of capital Houston, TX, -- July 9, 2026 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced that on July 2, 2026, DXP Enterprises, Inc. (the “Company”) entered into a Second Amended and Restated Loan Agreement (the “Second A&R Credit Agreement”) by and among the Company and certain of the Company’s subsidiaries as borrowers, certain other subsidiaries of the Company as guarantors, pursuant to which the aggregate commitments under the Company’s existing asset-based revolving credit facility (the “ABL Facility”) were increased by $40 million. Following the effectiveness of the Second Amended Agreement, the total commitments under the ABL Facility increased from $185 million to $225 million. The ABL Facility now provides for asset-based revolving loans in an aggregate principal amount of up to $225.0 million, with up to $210.0 million to be made available to the US Borrowers (the “US ABL Facility”) and up to $15.0 million to be made available to the Canadian Borrowers (the “Canadian ABL Facility” and together with the US ABL Facility, the “ABL Facility”). The Second Amended and Restated Loan Agreement was entered into pursuant to the terms of the ABL Facility, which permits the Company to request incremental increases in the aggregate commitments, subject to certain conditions. The ABL Facility will mature on July 2, 2031. Interest shall accrue on outstanding borrowings at a rate equal to Term SOFR or Term CORRA plus a margin ranging from 1.25% to 1.75% per annum, or at an alternate base rate, Canadian prime rate or Canadian base rate plus a margin ranging from 0.25% to 0.75% per annum, in each case, based upon the average daily excess availability under the ABL Facility for the most recently completed calendar quarter. Subject to the conditions set forth in the Second A&R Credit Agreement, the ABL Facility may be increased by up to an aggregate of $50.0 million, in minimum increments of $10.0 million. The Second Amended and Restated Loan Agreement provides DXP with continued operational and financial flexibility to reinvest in the business, pursue its organic and acquisition growth strategy, and positions the Company to optimize its cost of capital as it continues to evolve from a capital structure standpoint. David R. Little, Chairman and Chief Executive Officer remarked, “We are pleased with our new ABL. We will take this positive momentum, push to close out the year strong during the second half of 2026 and look to drive further growth in 2027. Our capital allocation strategy includes a mix of continuing to fund growth; applying excess cash flow to debt service, when appropriate; reinvesting in the business through our facilities, equipment, and software; and supporting DXP in the market. We plan to maintain liquidity and flexibility while pursuing growth opportunities and reinvesting in the business and positioning ourselves to lower our cost of capital as we move forward.” Kent Yee, Chief Financial Officer added, “As David mentioned, we are pleased with our new ABL, increasing our borrowing capacity by $40 million. This accomplished several objectives, including maintaining liquidity and flexibility as we continue to grow both organically and through acquisitions while strategically reinvesting in the business. Additionally, this new facility will put us in a position in the future to lower our cost of capital as we continue to produce free cash flow while the DXP continues its growth trajectory. DXP continues to diversify and transform the business as evidenced by sales growing from $1.1 billion in 2021 to $2.1 billion for the last twelve months ending March 31, 2026, and net income growing from $16.4 million in 2021 to $88.1 million for the last twelve months ending March 31, 2026. Also, covenant compliance adjusted EBITDA grew from $74.9 million in 2021 to over $243.9 million through the last twelve months ending March 31, 2026. We appreciate the support from our advisors and lender group.” Additional details regarding the Second Amended Agreement will be available in DXP’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission by July 9th. About DXP Enterprises, Inc. DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada, Mexico, and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contain statements that are forward-looking. Such forward- looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ

NEWS RELEASE July 9, 2026 CONTACT: Kent Yee Senior Vice President CFO 713-996-4700 – www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include but are not limited to; ability to obtain needed capital, dependence on existing management, leverage, and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission.